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                                                                 Exhibit 1(d)

                          DRESDNER RCM CAPITAL FUNDS, INC.

                                      FORM OF
                               ARTICLES OF AMENDMENT
                                         TO
                         RESTATED ARTICLES OF INCORPORATION
______________________________________________________________________________

Dresdner RCM Capital Funds, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The Charter of the Corporation is amended by:

     (a) Amending the names of the existing class of capital stock currently designated as "Dresdner RCM Growth Equity Fund", "Dresdner RCM Small Cap Fund" and "Dresdner RCM International Growth Equity Fund A" to the following, respectively;

             Dresdner RCM Growth Equity Fund Class I
             Dresdner RCM Small Cap Fund Class I
             Dresdner RCM International Growth Equity Fund Class I

     SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     THIRD: The amendments to the Charter of the Corporation as set forth above have been approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by
Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Dresdner RCM Capital Funds, Inc. has caused these Articles of Amendment to be executed by its President and witnessed by its Assistant Secretary on this __ day of December, 1998. The President of the Corporation who signed these Articles of Amendment acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all materials respects.

WITNESS:                                DRESDNER RCM CAPITAL FUNDS, INC.



By:_________________________            By:______________________________
Karen Jacoppo-Wood                      George A. Rio
Assistant Secretary                     President




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